Exhibit (c)(ix)

STRICTLY CONFIDENTIAL

Project Polaris

Presentation to the Board of Directors

October 9, 2022 / Confidential

Jefferies LLC
Member SIPC

Jefferies

Disclaimer

The following pages contain material provided to the Board of Directors (the "Board") of Polaris ("Polaris" or the "Company") by Jefferies LLC ("Jefferies") in connection with Project Polaris.

These materials were prepared on a confidential basis in connection with an oral presentation to the Board and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Board and may not be used for any other purpose or disclosed to any other party without Jefferies' prior written consent.

The information contained in this was solely on public information or information furnished to Jefferies. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein. Jefferies undertakes no obligation to update these materials.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction.

Table of Contents

Transaction Overview	1
Polaris Overview	4
Financial Analyses	8
Appendix	

Transaction Overview

Transaction Overview

Summary of Selected Transaction Terms

Acquiror:	▪ Taylor Maritime Investments Limited ("Taylor")
Target:	▪ Polaris
Structure:	▪ Tender offer for all outstanding ordinary shares of Polaris not already owned by Taylor ▪ Special cash dividend
Per Share Consideration:	▪ $26.00 per share, consisting of: – $21.00 per share in cash – $5.00 per share pre-closing special cash dividend
Implied Transaction Value:	▪ $506.3 million(1)
Financing:	▪ Available cash and drawdown from Taylor's existing and new credit facilities ▪ Existing Polaris cash

Source: Transaction Implementation Agreement draft dated 10/07/22.

(1) Based on 19,472,008 Polaris fully diluted shares outstanding as of 10/07/22 per Polaris management. See calculation on page 19.

Implied Transaction Statistics

($Millions, Except Per Share Data)

	Polaris Unaffected Share Price - At 08/26/22[1] Implied Enterprise Value	At Transaction Implied Enterprise Value
Closing Share Price	$20.50	$26.00
Fully Diluted Shares Outstanding[2]	19.472	19.472
Total Implied Equity Value	**$399.2**	**$506.3**
Plus: Debt & Leases[3]	$212.0	$212.0
Less: Pro Forma Cash[3]	($153.5)	($153.5)
Total Implied Enterprise Value	**$457.6**	**$564.7**

Implied Premium / (Discount)	Metric	Polaris Unaffected Share Price - At 08/26/22[1] Implied Premium / (Discount)	At Transaction Implied Premium / (Discount)
Unaffected Closing Share Price (08/26/22)[1]	$20.50	0%	27%
52-Week High (05/20/22)	$28.98	(29%)	(10%)
52-Week Low (11/03/21)	$12.83	60%	103%
30-Day VWAP (At 08/26/22)[1]	$19.46	5%	34%

Transaction Metrics	Metric[4]	Polaris Unaffected Share Price - At 08/26/22[1] Implied Trading Multiples	At Transaction Implied Trading Multiples
Price / Net Asset Value[5]	$27.89	73%	93%
TEV / 2023E EBITDA	$122.4	3.7x	4.6x

Sources: Capital IQ, Public filings, Polaris Management. Clarkson Research Services Limited ("CRSL"), and VesselsValue. Market data as of 10/07/22.
(1) Reflects data at market close on 08/26/22, the last trading day prior to public announcement of Taylor proposal.
(2) Based on 19,472,008 Polaris fully diluted shares outstanding as of 10/07/22 per Polaris management. See calculation on page 19.
(3) Polaris debt, obligations under capital leases and cash as of June 30, 2022, less cash paid for exercise of IVS Pinehurst purchase option. See calculation on page 7.
(4) Based on Polaris management estimates as of 10/07/22.
(5) See net asset value ("NAV") calculation on page 7.

Polaris Overview

Polaris Historical Market Performance Overview

($ Per Share, Unless Otherwise Stated)

24-Mo Share Price Performance: +506.3%	12-Mo Share Price Performance: +64.7%

Two-Year Historical Share Price Performance



Price ($)
Volume (mm shares)
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
3/30/21: Announced completion of sale of three MR tankers, with net proceeds used to repay remainder of senior secured credit facility
6/3/21: Announced repurchase of a combined total of 33,467 shares in Q2'21 at average price of $8.46 per share
8/18/21: Announced implementation of new dividend and capital return policy, planning to return ~30% of net income via combination of dividends and share repurchases
9/22/21: Announced underwritten public secondary offering of ~1.8 million shares by certain existing shareholders, priced at $13.50 per share
11/17/21: Announced repurchase of a combined total of 91,871 shares in Q3'21 at average price of $14.38 per share, and an additional 33,467 shares in Q2'21 at average price of ~$8.47 per share
11/17/21: Announced first quarterly dividend under new capital return policy of $0.72 per share
12/9/21: Announced repurchase of a combined total of 591,673 shares in Q4'21 at average price of $14.38 per share
8/29/22: Announced a proposed tender offer by Taylor to acquire all issued ordinary shares for aggregate consideration of $26.00 per share
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Sep-22
Oct-22
Volume
Share Price

Selected Metrics (as of 08/26/22)[1]

Polaris Trading Statistics as of 08/26/22		
Closing Share Price	$	20.50
% of 52-Week High		70.7%
52-Week High (05/20/22)	$	28.98
52-Week Low (11/03/21)	$	12.83
90-Day Avg. Daily Trading (000s shares)		265.1
90-Day Avg. Daily Trading (000s USD)	$	5,110
12-Mo. Avg. Daily Trading (000s shares)		336.0
12-Mo. Avg. Daily Trading (000s USD)	$	6,442

Selected Polaris Prices Per Share



Polaris Volume-Weighted Average Price Per Share as of 08/26/22[1]
$19.46
$18.09
$20.07
$23.23
$20.48
$20.50[1]
$24.19
$26.00
30-Day
60-Day
90-Day
180-Day
365-Day
Unaffected Share Price (08/26/22)
Current Share Price (10/07/22)
Share Price At Transaction

Source: FactSet, Capital IQ, and publicly available materials. Market data as of 10/07/22.
(1) Reflects data at market close on 08/26/22, the last trading day prior to public announcement of Taylor proposal.

Jefferies

Polaris Summary Financial Forecasts

($Millions)

	2021A	1H 2022A	2H 2022E	2022E	2023E	2024E	2025E	2026E
Total Revenue	$ 358.9	$ 195.6	$ 117.2	$ 312.7	$ 200.6	$ 176.9	$ 154.5	$ 138.1
% Growth					(35.8%)	(11.8%)	(12.6%)	(10.6%)
Operating Expenses	(45.8)	(22.7)	(24.5)	(47.2)	(55.5)	(58.7)	(60.0)	(61.5)
Short-Term Charter-in Expenses	(75.4)	(34.5)	-	(34.5)	-	-	-	-
Gross Profit	$ 237.7	$ 138.3	$ 92.7	$ 230.9	$ 145.2	$ 118.2	$ 94.6	$ 76.7
General & Administrative Expenses	(34.4)	(16.8)	(15.3)	(32.1)	(26.7)	(24.9)	(18.4)	(18.6)
Depreciation & Amortization	(60.8)	(33.0)	(38.2)	(71.2)	(55.3)	(38.0)	(37.1)	(35.1)
Operating Profit	$ 142.5	$ 88.5	$ 39.2	$ 127.7	$ 63.1	$ 55.4	$ 39.0	$ 23.0
Share-based Compensation (included in G&A)	3.3	2.1	2.8	4.8	4.0	1.9	0.1	-
Depreciation & Amortization Add-back	60.8	33.0	38.2	71.2	55.3	38.0	37.1	35.1
Other Non-cash Add-backs	-	0.5	-	0.5	-	-	-	-
EBITDA	$ 206.6	$ 124.1	$ 80.2	$ 204.2	$ 122.4	$ 95.2	$ 76.3	$ 58.1
% Margin	57.6%			65.3%	61.0%	53.8%	49.4%	42.1%
Dry Docking / BWTS Capex		(1.1)	(6.3)	(7.4)	(9.1)	(2.6)	(9.5)	(3.9)
Growth Capital Expenditures		(0.1)	(56.5)	(56.7)	(52.9)	-	-	-
Total Capex	$ (33.5)	$ (1.2)	$ (62.9)	$ (64.1)	$ (62.1)	$ (2.6)	$ (9.5)	$ (3.9)
Daily TCE Assumption								
Ultramax		$ 25,333	$ 22,667	$24,000	$20,000	$18,214	$16,427	$14,641
Supramax		25,333	22,667	24,000	20,000	18,214	16,427	14,641
Handysize		22,800	20,400	21,600	18,000	16,122	14,243	12,365

Sources: Public filings and Polaris Management.

Polaris Fleet Net Asset Value

($Millions, Except Per Share Data)

					Fleet Value[1]		
Asset Class	Vessel Count	Ownership	Capacity (dwt)	Average Age	VesselsValue (10/07/22)	CRSL (10/07/22)	Average
Ultramax / Supramax[2]	10	Owned	599,590	5.7	$281.1	$285.7	$283.4
Handysize	15	Owned	497,430	9.9	248.4	268.2	258.3
Total / Average	**25**		**1,097,020**	**8.2 yrs**	**$529.4**	**$553.8**	**$541.6**
Reported cash & restricted cash[3]					*$169.7*	*$169.7*	*$169.7*
Less: Cash impact from exercise of IVS Pinehurst purchase option[2]					*(16.2)*	*(16.2)*	*(16.2)*
Pro forma cash & restricted cash					$153.5	$153.5	$153.5
Less: Debt & leases[3]					(212.0)	(212.0)	(212.0)
Plus: Net working capital[3]					21.4	21.4	21.4
Plus Net other assets / (liabilities)[3]					5.3	5.3	5.3
Plus: Charter-in value[4]	6	Charter-ins	363,980	5.6	3.0	3.0	3.0
Plus: Purchase option value[4]					29.8	30.9	30.4
Implied Net Asset Value ("NAV")					**$530.4**	**$555.9**	**$543.1**
Fully diluted shares outstanding[5]					19.5	19.5	19.5
Implied NAV / Share					**$27.24**	**$28.55**	**$27.89**

Sources: Public filings, Polaris Management, VesselsValue, CRSL.
(1) Fleet values based on (a) VesselsValue estimated value as of 10/07/22, and (b) CRSL estimated value derived from CRSL database as of 10/07/22 reflecting vessel age profile.
(2) Includes *IVS Pinehurst*, delivered in July 2022 following May 2022 purchase option exercise.
(3) As of 06/30/22, per Polaris public filings.
(4) Charter-in value utilizes Polaris management rate scenario. Purchase option values assume option exercise at expiry of current charter and utilizes average fleet values as estimated by VesselsValue and CRSL.
(5) Reflects rounding. See calculation on page 19.

Financial Analyses

Methodologies Overview

- Methodologies utilized:
  - **Selected Public Companies Analysis,** a methodology based on a review of selected publicly traded companies generally considered relevant for comparative purposes
  - **Selected Precedent Transactions Analysis,** a methodology based on a review of selected merger and acquisition ("M&A") transactions generally considered relevant for comparative purposes
  - **Discounted Cash Flow ("DCF") Analysis,** a methodology based on an entity's unlevered free cash flows generated over a forecast period
- Jefferies did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein

Polaris Financial Analysis Summary

($ Per Share)


Per Share Consideration(1): $26.00
$18.13
$23.71
$20.57
$26.86
$18.13
$23.71
$23.04
$25.70
$23.58
$29.73
$15.00
$20.00
$25.00
$30.00
$35.00

Methodology	Implied Equity Value per Share (Low)	Implied Equity Value per Share (High)	Selected Metrics
Selected Public Companies Analysis: Price / Net Asset Value	$18.13	$23.71	65.0% – 85.0% of NAV per share of $27.89[2]
Selected Public Companies Analysis: TEV / 2023E EBITDA	$20.57	$26.86	TEV of 3.75x – 4.75x 2023E EBITDA of $122.4 million[3]
Selected Precedent Transactions Analysis: Consideration Price / Net Asset Value	$18.13	$23.71	65.0% - 85.0% of NAV per share of $27.89[2]
Discounted Cash Flow Analysis	$23.04	$25.70	Discount rate range of 9.0% - 10.0% and terminal EBITDA multiple range of 5.5x – 6.5x
For Informational Purposes — Premiums Paid	$23.58	$29.73	Based on 15.0% - 45.0% implied one-day premiums range (25th - 75th percentile) derived from selected precedent transactions and Polaris unaffected closing share price on 08/26/22[4] of $20.50

Per Share Consideration[1]: $26.00

Sources: Polaris Management, Public filings, VesselsValue, CRSL, ThomsonOne, Capital IQ, FactSet, Mergermarket, Wall Street research, Duff & Phelps 2022 valuation handbook. Market data as of 10/07/22, except as otherwise noted.

(1) Consisting of $21.00 per share in cash plus $5.00 per share pre-closing special cash dividend.
(2) Calculated using average of estimated fleet values per VesselsValue and CRSL; includes charter-in and purchase option values. See calculation on page 7.
(3) Equity value calculated by subtracting net debt of $58.5 million from implied enterprise value.
(4) Reflects data at market close on 08/26/22, the last trading day prior to public announcement of Taylor proposal.

Selected Public Companies Analysis

	Ticker	Closing Stock Price on 10/07/22	% of 52-Week High	Market Capitalization	Total Enterprise Value	TEV / EBITDA[1] 2023E	Price / NAV[2]
Eagle Bulk	EGLE	$ 49.63	63.0%	$ 827.3	$ 932.6	4.3x	80.2%
Genco	GNK	13.91	51.2%	596.3	734.2	3.2x	63.8%
Golden Ocean Group	GOGL	8.48	51.5%	1,704.8	2,820.7	5.9x	93.6%
Diana Shipping	DSX	4.17	60.5%	392.3	776.2	4.5x	71.4%
Safe Bulkers	SB	2.63	51.1%	317.3	698.6	2.9x	41.8%
Star Bulk	SBLK	19.92	58.6%	2,083.4	3,018.9	4.6x	86.8%
					Mean	**4.2x**	**72.9%**
					Median	**4.4x**	**75.8%**
Polaris	***Management Est.***	**$ 24.19**	**83.5%**	**$ 471.0**	**$ 529.5**	**4.3x**	**86.7%[4]**
Polaris	***Wall Street Est.***	**24.19**	**83.5%**	**471.0**	**529.5**	**3.2x[3]**	**86.7%[4]**

Polaris Unaffected Share Price - At 08/26/22[5]							
Polaris	***Management Est.***	**$ 20.50[5]**	**70.7%**	**$ 399.2**	**$ 457.6**	**3.7x**	**73.5%[4]**
Polaris	***Wall Street Est.***	**20.50[5]**	**70.7%**	**399.2**	**457.6**	**2.8x[3]**	**73.5%[4]**

Sources: Public filings, VesselsValue, CRSL, Polaris Management, Wall Street consensus, FactSet, and Capital IQ as of 10/07/22, except as otherwise noted.
Note: Metrics other than 2023E TEV / EBITDA multiples and Price / NAV percentages shown for informational reference.
(1) TEV / EBITDA multiples for selected public companies utilize Wall Street consensus 2023E EBITDA estimates.
(2) NAV for selected public companies includes fleet values based on average of estimated fleet values per VesselsValue and CRSL as of 10/07/22, incorporating charter adjustment value when rates and terms are disclosed and corresponding CRSL market estimated rates are available, as well as latest reported net working capital.
(3) Polaris Wall Street estimate for 2023E EBITDA represents one available estimate of $165.1 million per Alliance Global Partners.
(4) NAV for Polaris includes fleet values based on average of estimated fleet values per VesselsValue and CRSL as of 10/07/22; includes charter-in and purchase option values.
(5) Reflects data at market close on 08/26/22, the last trading day prior to public announcement of Taylor proposal.

Selected Public Companies – Statistics

Fleet Size


Median: 4,503k dwt
14,072k dwt
12,705k dwt
4,635k dwt
4,372k dwt
4,364k dwt
3,136k dwt
1,461k dwt
Star Bulk
Golden Ocean Group
Genco
Diana Shipping
Safe Bulkers
Eagle Bulk
Polaris (1)

Weighted Average Fleet Age


Median: 10.4 Yrs
11.1 Yrs
10.8 Yrs
10.4 Yrs
10.3 Yrs
9.9 Yrs
7.2 Yrs
7.0 Yrs
Genco
Safe Bulkers
Diana Shipping
Star Bulk
Eagle Bulk
Golden Ocean Group
Polaris (1)

Price / NAV


Median: 75.8%
94%
87%
80%
71%
64%
42%
73%
Golden Ocean Group
Star Bulk
Eagle Bulk
Diana Shipping
Genco
Safe Bulkers
Polaris (2) (Unaffected)

TEV / 2023E EBITDA

Enterprise Value						
$2,821	$3,019	$776	$933	$734	$699	$458(2)


Median: 4.4x
5.9x
4.6x
4.5x
4.3x
3.2x
2.9x
3.7x
Golden Ocean Group
Star Bulk
Diana Shipping
Eagle Bulk
Genco
Safe Bulkers
Polaris (2) (Unaffected)

Source: Publicly available materials, Capital IQ, FactSet. Market data as of 10/07/22, except as otherwise noted.
(1) Includes chartered-in fleet.
(2) Reflects data at market close on 08/26/22, the last trading day prior to public announcement of Taylor proposal.

Selected Public Companies – Relative Historical Stock Price Performance

Two-Year Historical Stock Price Performance



Public Announcement of Taylor Proposal
900%
800%
700%
600%
500%
400%
300%
200%
100%
0%
-100%
+506%
+189%
+180%
+177%
+146%
+113%
+87%
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Dec-21
Jan-22
Mar-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Sep-22
Polaris
SBLK
GOGL
GNK
EGLE
SB
DSX

Source: Capital IQ as of 10/07/22.

Selected Public Companies – Historical EV / NTM EBITDA

Five-Year Historical EV / NTM EBITDA

	1YR	2YR	3YR	4YR	5YR
Average[1]	4.1x	5.3x	6.3x	6.5x	6.9x


14.00x
12.00x
10.00x
8.00x
6.00x
4.00x
2.00x
-
6.9x
5.3x
Oct-17
Dec-17
Feb-18
Apr-18
Jun-18
Aug-18
Oct-18
Dec-18
Feb-19
Apr-19
Jun-19
Aug-19
Oct-19
Dec-19
Feb-20
Apr-20
Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Apr-21
Jun-21
Aug-21
Oct-21
Dec-21
Feb-22
Apr-22
Jun-22
Aug-22
Oct-22
Selected Dry Bulk Companies(1)
2YR Avg.
5YR Avg.

Source: Capital IQ as of 10/07/22.
Note: Metrics other than two-year EV / NTM EBITDA multiples shown for informational reference.
(1) Average of SBLK, GOGL, GNK, EGLE, SB, DSX.

STRICTLY CONFIDENTIAL

Selected Precedent Transactions Analysis

($Millions, Unless Otherwise Stated)

Announced Date	Target / Seller	Acquiror	Consideration P / NAV[3]	Shown for Informational Purposes: Relative P / NAV (Stock-for-Stock)	Shown for Informational Purposes: Implied Premium to Last Close[4]
Dec-21	Höegh LNG Partners [1]	Höegh LNG Holdings	80%	NA	135%
Oct-21	Teekay LNG [1]	Stonepeak	NA	NA	12%
Aug-21	Navios Maritime Acquisition [2]	Navios Maritime Partners	41%	109%	65%
Mar-21	Diamond S Shipping [2]	International Seaways	62%	99%	6%
Mar-21	Höegh LNG Holdings [1]	Morgan Stanley Infrastructure	NA	NA	36%
Feb-21	GasLog Ltd. [1]	BlackRock Infrastructure	73%	NA	17%
Nov-20	Navios Maritime Containers [2]	Navios Maritime Partners	33%	127%	21%
Jun-19	DryShips [1]	SPII Holdings	79%	NA	66%
Apr-19	Epic Gas [1]	BW Group	42%	NA	24%
Dec-18	Capital Product Partners LP [2]	Diamond S Shipping	NA	111%	NA
Oct-18	Poseidon Containers [2]	Global Ship Lease	49%	100%	NA
Dec-17	Gener8 Maritime [2]	Euronav	87%	104%	35%
May-17	Tanker Investments Limited [2]	Teekay Tankers	90%	111%	21%
May-17	Navig8 Product Tankers	Scorpio Tankers	96%	98%	NA
Feb-15	Navig8 Crude Tankers [2]	General Maritime	94%	104%	23%
Jun-14	Oceanbulk Carriers [2]	Star Bulk	94%	99%	35%
		All-Cash Transactions	Median: 76% Mean: 68%		Median: 30% Mean: 48%
		All Transactions	Median: 79% Mean: 71%	Median: 104% Mean: 106%	Median: 24% Mean: 38%

Designates stock-for-stock transactions

Source: Public filings and presentations, Wall Street research, CRSL, Mergermarket, other publicly available information.
Note: "NA" denotes not publicly available. Metrics other than Consideration P / NAV shown for informational reference.
(1) 100% cash transaction.
(2) 100% stock-for-stock public merger in which estimated Price / NAV reflects relative NAV / NAV percentage for merger consideration.
(3) Calculated by dividing transaction consideration by estimated NAV.
(4) Represents implied acquisition price vs. unaffected price in transactions with multiple public proposals.

Jefferies

Discounted Cash Flow Analysis

($Millions, Except Per Share Data)

- Operating results per Polaris management estimates
- Present value date of June 30, 2022
- Mid-year discounting convention
- Includes aggregate capital expenditures of $141 million through 2026E and no changes projected in net working capital, per Polaris management estimates
- Discount rate of 9.00% - 10.00% (see calculation on page 18) and 5.5x – 6.5x EBITDA multiples (see historical EV / NTM EBITDA chart on page 14)
- Tax rate of 0.0% per Polaris management projections

	For the Year Ended December 31, 2H 2022E	2023E	2024E	2025E	2026E	Terminal Value
EBITDA [1][2]	$ 80.2	$ 122.4	$ 95.2	$ 76.3	$ 58.1	$ 58.1
Less: Depreciation & Amortization	(37.7)	(54.5)	(37.3)	(36.9)	(35.0)	
EBIT	$ 42.5	$ 67.9	$ 57.9	$ 39.3	$ 23.1	
Less: Cash Taxes at 0.0%	-	-	-	-	-	
After Tax EBIT	$ 42.5	$ 67.9	$ 57.9	$ 39.3	$ 23.1	
Plus: Depreciation & Amortization	37.7	54.5	37.3	36.9	35.0	
Less: Growth Capital Expenditures	(56.5)	(52.9)	-	-	-	
Less: Dry Docking / BWTS Capex	(6.3)	(9.1)	(2.6)	(9.5)	(3.9)	
Plus/Less: Changes in Working Capital [3]	-	-	-	-	-	
Unlevered Free Cash Flow	$ 17.3	$ 60.3	$ 92.6	$ 66.8	$ 54.2	
Terminal EBITDA Multiple						6.00x
Terminal Value						$ 348.6
Discount Period	0.250	1.000	2.000	3.000	4.000	5.000
Discount Factor (WACC 9.50%)	97.8%	91.3%	83.4%	76.2%	69.6%	63.5%
Present Value of Unlevered FCF	$ 16.9	$ 55.1	$ 77.3	$ 50.9	$ 37.7	$ 221.5

Illustrative at Midpoint Net Present Value ($MM)	Terminal Value
PV of Terminal Value	$ 221.5
Unlevered Free Cash Flow	237.8
Implied Enterprise Value	$ 459.3
Less: Debt	(212.0)
Plus: Cash [4]	169.7
Plus: Working Capital	21.4
Plus: Net Other Assets	5.3
Plus: Purchase Option Value	30.4
Implied Equity Value	$ 474.0
Fully Diluted Shares Outstanding	19.5
Implied Equity Value Per Share	$ 24.34

Implied Enterprise Value

WACC (%)	Terminal Value EBITDA Multiple 5.50x	5.75x	6.00x	6.25x	6.50x
9.00%	$ 447.9	$ 457.3	$ 466.8	$ 476.2	$ 485.7
9.25%	$ 444.3	$ 453.7	$ 463.0	$ 472.3	$ 481.7
9.50%	$ 440.8	$ 450.0	$ 459.3	$ 468.5	$ 477.7
9.75%	$ 437.3	$ 446.5	$ 455.6	$ 464.7	$ 473.8
10.00%	$ 433.9	$ 442.9	$ 451.9	$ 461.0	$ 470.0

Implied Equity Value Per Share

WACC (%)	Terminal Value EBITDA Multiple 5.50x	5.75x	6.00x	6.25x	6.50x
9.00%	$ 23.76	$ 24.24	$ 24.73	$ 25.21	$ 25.70
9.25%	$ 23.57	$ 24.05	$ 24.53	$ 25.01	$ 25.49
9.50%	$ 23.39	$ 23.87	$ 24.34	$ 24.82	$ 25.29
9.75%	$ 23.22	$ 23.68	$ 24.15	$ 24.62	$ 25.09
10.00%	$ 23.04	$ 23.50	$ 23.97	$ 24.43	$ 24.89

Source: Polaris Management.
(1) EBITDA not burdened by stock-based compensation expense and certain non-cash items.
(2) Terminal value utilizes 2026E EBITDA of $58.1 million, which reflects fleetwide average TCE of $13,468, reflective of mid-cycle market rates per Polaris management. Refer to page 20 for historical market data.
(3) Per Polaris management, assumes no changes in net working capital during projection period.
(4) Does not include impact of exercise of *IVS Pinehurst* purchase option completed in July 2022, which is reflected in 2H 2022E growth capital expenditures.

Jefferies

Appendix

Polaris Weighted Average Cost of Capital

($Millions)

Assumptions

	For Polaris	For Selected Companies
Equity Risk Premium (Rm-Rf) (1)	7.5%	7.5%
Risk-Free Rate of Return (Rf) (2)	4.1%	4.1%
Tax Rate (3)	0.0%	0.0%
Assumed After-tax Cost of Debt (Kd) * (1-t) (4)	6.6%	6.0%
Assumed Debt / Total Capital (D / (D+E))	31.0%	41.8%

WACC Calculation

	For Polaris	For Selected Companies
Equity Risk Premium (Rm-Rf)	7.5%	7.5%
Multiplied by: Levered Beta (5)	0.52	0.88
Adjusted Equity Risk Premium	3.9%	6.6%
Plus: Risk-Free Rate of Return	4.1%	4.1%
Plus: Size Premium (6)	2.1%	2.1%
Cost of Equity (Ke)	10.1%	12.8%
Multiplied by: E / (D+E)	69.0%	58.2%
Cost of Equity Portion	7.0%	7.5%
After-Tax Cost of Debt	6.6%	6.0%
Multiplied by: D / (D+E)	31.0%	41.8%
Cost of Debt Portion	2.0%	2.5%
WACC	9.0%	10.0%

Selected Companies

Company	Adjusted Beta (7)	Market Value of Equity	Total Debt & Preferred	Cost of Debt	Leverage Ratios D / E	Leverage Ratios D / (D+E)	Tax Rate	Unlevered Beta
Eagle Bulk	0.90	$827.3	$262.7	5.9%	31.7%	24.1%	0.0%	0.68
Genco	0.95	596.3	188.5	6.0%	31.6%	24.0%	0.0%	0.72
Golden Ocean Group	0.75	1,704.8	1,303.3	6.0%	76.4%	43.3%	0.0%	0.42
Diana Shipping	1.16	392.3	540.3	6.7%	137.8%	57.9%	0.0%	0.49
Safe Bulkers	1.10	317.3	549.1	6.0%	173.0%	63.4%	0.0%	0.40
Star Bulk	0.91	2,083.4	1,409.7	6.1%	67.7%	40.4%	0.0%	0.54
Selected Companies Median	**0.93**	**$711.8**	**$544.7**	**6.0%**	**72.1%**	**41.8%**	**0.0%**	**0.51**
Selected Companies Mean	**0.96**	**986.9**	**708.9**	**6.1%**	**86.4%**	**42.2%**	**0.0%**	**0.54**

Selected Companies Median Unlevered Beta	**0.51**
Selected Companies Median Debt / Total Capital	**41.8%**
Selected Companies Implied Levered Beta	**0.88**

Company	Adjusted Beta	Market Value of Equity	Total Debt & Preferred	Cost of Debt	D / E	D / (D+E)	Tax Rate	Unlevered Beta
Polaris	0.52	$471.0	$212.0	6.6%	45.0%	31.0%	0.0%	0.36

Source: Public filings, Wall Street research, Duff & Phelps 2022 valuation handbook, Polaris Management and Capital IQ as of 10/07/22, except as otherwise noted.

(1) Represents historical long-horizon expected equity risk premium for large company stock total returns minus 20-year government bond yield per Duff & Phelps 2022 Valuation Handbook.
(2) Represents 20-year treasury note yield.
(3) Tax rate per Polaris management.
(4) Assumes weighted average after-tax cost of debt as of latest available public filings, with floating rate facilities assuming LIBOR as of 10/07/22 as applicable.
(5) "For Polaris" column reflects median beta relevered at Polaris capital structure. "For Selected Companies" column reflects median beta relevered at median capital structure.
(6) Size premium for small capitalization companies (market capitalization of $290 million - $630 million) per Duff & Phelps 2022 Valuation Handbook.
(7) Two-year historical beta per Capital IQ.

Polaris Fully Diluted Shares Outstanding as of 10/07/22

	Polaris
Ordinary Shares Issued	19,310,024
Less: Treasury Shares	(313,531)
Plus: Unvested Stock Awards	475,515
Fully Diluted Shares Outstanding	**19,472,008**

Source: Polaris Management as of 10/07/22.

Historical Dry Bulk Day Rates

One-Year Timecharter and Spot Earnings

One-Year Timecharter Rates

Averages:	1YR	2YR	3YR	5YR	10YR
Supra	22,991	20,364	16,915	14,880	11,992
Handy	23,368	20,238	16,614	14,051	10,862


($ Per Day)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Oct-12
Oct-13
Oct-14
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19
Oct-20
Oct-21
Oct-22
Supramax
Handysize

Baltic Exchange Index

Averages:	1YR	2YR	3YR	5YR	10YR
Supra	24,327	24,153	18,737	15,561	11,995
Handy	23,832	23,252	18,048	14,823	10,780


($ Per Day)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Oct-12
Oct-13
Oct-14
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19
Oct-20
Oct-21
Oct-22
Supramax
Handysize

Source: Clarksons Research Limited.

Selected M&A Premiums Overview

U.S. M&A Transactions (Closed) with Equity Values of $200 Million to $2.0 Billion Announced Since January 1, 2012

One-Day Stock Premium



25%
20%
15%
10%
5%
0%
Frequency
8.3%
14.0%
16.5%
20.7%
10.7%
9.1%
20.7%
< 0%
0-10%
10-20%
20-30%
30-40%
40-50%
50%+
Premium Intervals

One-Day Premium Selected Statistics



50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Premium
12.4%
24.5%
45.8%
25th Percentile
Median
75th Percentile

Shown for Informational Purposes

Four-Week Stock Premium



35%
30%
25%
20%
15%
10%
5%
0%
Frequency
7.4%
9.9%
19.8%
18.2%
14.9%
10.7%
19.0%
< 0%
0-10%
10-20%
20-30%
30-40%
40-50%
50%+
Premium Intervals

Four-Week Premium Selected Statistics



60%
50%
40%
30%
20%
10%
0%
Premium
15.9%
27.3%
45.1%
25th Percentile
Median
75th Percentile

Source: ThomsonOne as of 10/07/22.
Note: Data represents 121 all-cash transactions involving U.S. domiciled and listed publicly traded targets. Metrics other than one-day 25th and 75th percentiles shown for informational reference.

Summary of Certain Changes vs. Prior 10/03/22 Preliminary Board Discussion Materials

- Market data, including stock prices and vessel values, updated as of market close on October 7, 2022
- Discounted cash flow build to equity value updated to exclude charter-in value and to reflect, per updated market data as of October 7, 2022, discount rate range of 9.0% - 10.0% (previously, 8.75% - 9.75%)
- Selected public companies analysis updated to reflect, per updated market data as of October 7, 2022, selected price / net asset value percentage reference range of 65.0% - 85.0% (previously, 60.0% - 80.0%) and selected TEV / 2023E EBITDA multiples reference range of 3.75x – 4.75x (previously, 3.50x – 4.50x)
- Polaris fully diluted shares outstanding updated with latest available data as of October 7, 2022